Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Randall A. Lipps, the President and Chief Executive Officer of Omnicell, Inc. and Robin G. Seim, the Chief Financial Officer of Omnicell, Inc., each hereby certifies that, to the best of his knowledge:

1.  The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, to which this Certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.  The information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Omnicell, Inc.

In Witness Whereof, the undersigned have set their hands hereto as of the 8th day of August, 2008.

/s/ Randall A. Lipps	/s/ Robin G. Seim
Randall A. Lipps	Robin G. Seim
President and Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Omnicell, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.